News Release Contact:

For Immediate Release Anna Austin EVP, Corporate Communications

(314) 523-8354
investor.relations@tlcvision.com

TLCVision Adopts Shareholder Rights Plan

St. Louis, Missouri, March 4, 2005 —TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, announced today that its Board of Directors has adopted a Shareholder Rights Plan (the “Plan”). The Plan is designed to ensure fair treatment for all shareholders in the event of a takeover bid and to provide shareholders and TLCVision’s Board of Directors with adequate time to evaluate any bid for the Company and to take steps to maximize shareholder value in the event of any such bid. TLCVision previously had a shareholder rights plan in place which expired in November 2004. The Company is not aware of any contemplated takeover bid.

The terms of the Plan are consistent with the terms of plans adopted by other public companies and with guidelines for such plans as published by shareholder rights advocate groups. The Plan will be effective upon receipt of approval from the Toronto Stock Exchange. It will be presented to the shareholders of the Company for ratification at the annual and special meeting of shareholders to be held in June, 2005. If the shareholders do not confirm the Plan at the meeting, the Plan and associated rights will terminate and cease to be effective.

The rights issued to the shareholders under the Plan may be exercised only when a person, including any related party, acquires or announces its intention to acquire more than 20% of the outstanding common shares of TLCVision without either complying with the “permitted bid” provisions of the Plan or obtaining the approval of the TLCVision Board of Directors. Should such an acquisition occur, each right would, upon exercise, entitle a holder, other than the person pursuing the acquisition and related parties, to purchase common shares of TLCVision at a 50 percent discount to the market price at the time.

Under the Plan, a permitted bid is a bid made to all shareholders which is open for acceptance for no less than 60 days. If, at the end of 60 days, more than 50% of the outstanding common shares of TLCVision, other than those owned by the person pursuing the acquisition and related parties, have been tendered, the person pursuing the acquisition may purchase and pay for the shares but must extend the bid for a further 10 days to allow other shareholders to tender. Under the permitted bid mechanism, shareholders will have more time to consider the bid and any other options that may be available before deciding whether or not to tender to the bid. The Board of Directors will also have time to consider and pursue alternatives and to make recommendations to shareholders.

About TLCVision

TLCVision is North America’s premier eye care services company. The key drivers of TLCVision’s strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “intend, “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results of TLCVision‘s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.